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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                          May 20, 1998 (May 13, 1998)

                              INFORMIX CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

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              0-15325                              94-3011736
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      (Commission File Number)         (IRS Employer Identification No.)
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               4100 BOHANNON DRIVE, MENLO PARK, CALIFORNIA 94025
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             (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code (650) 926-6300
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    REFERENCE IS MADE TO THE CURRENT REPORT ON FORM 8-K FILED BY THE COMPANY ON
MAY 28, 1998. SUCH REPORT IS HEREBY AMENDED IN ITS ENTIRETY BY THE FOLLOWING:

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On May 12, 1998, the Board of Directors of Informix Corporation (the "Company") approved a resolution (i) to dismiss Ernst & Young LLP ("E&Y") as the Company's independent accountants, effective upon management's notification of E&Y of the dismissal; and (ii) concurrent with such notification, to engage KPMG Peat Marwick LLP ("KPMG") as the Company's independent accountants upon such terms as may be negotiated by management.

    On May 13, 1998, the Company's management notified E&Y of the dismissal. On May 19, 1998, the Company engaged KPMG as the Company's independent accountants.

    E&Y's reports with respect to the Company's financial statements for the fiscal years ended December 31, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

    In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1996 and 1997 and in the subsequent interim period, except as described in the next paragraph, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

    E&Y advised the Company that it disagreed with the Company's recognition of revenue resulting from software license transactions with industrial manufacturers which occurred during the first quarter ended March 31, 1998. The disagreement was resolved to the satisfaction of E&Y with the result that approximately $6.2 million in revenue has been deferred and will be recognized over a period which the Company expects to be approximately two years. The Company intends to file immediately an amendment to its quarterly report on Form 10-Q for the quarter ended March 31, 1998 to restate its financial results for the period. The Audit Committee has discussed the accounting of these transactions with management and E&Y.

    The Company has authorized E&Y to respond fully to the inquiries of KPMG as the successor independent accountants of the Company. Prior to accepting its engagement as the Company's successor independent accountants, KPMG had the opportunity to discuss with E&Y the subject matter of the disagreement described above and other matters relevant to the Company. KPMG has not offered any report or advice to the Company concerning such disagreement that was important to the Company's decision in reaching a resolution.

    During the Company's fiscal years ended December 31, 1996 and 1997, and through March 31, 1998, the following reportable events occurred:

    In connection with the restatement of the Company's financial statements for fiscal years ended December 31, 1996, 1995 and 1994, and the quarter ended March 30, 1997, a number of conditions which collectively represented a material weakness in the Company's internal accounting controls were identified. These conditions included a deterioration in the Company's accounting controls at corporate and regional management levels, and a relative failure to stress the importance of these controls; an inappropriate level of influence, principally by the sales organization, over the revenue recognition process; and an apparent lack of clarity and consistent understanding within the Company of the application of the Company's revenue recognition policies to large, complex reseller license transactions. The Company is implementing a plan to strengthen the Company's internal accounting controls. This plan includes updating the Company's revenue recognition policies regarding accounting and reporting for large, complex reseller license transactions, developing and conducting educational programs to help implement

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such policies, changing the Company's corporate and regional accounting and reporting structure and re-establishing an internal audit function reporting to the Company's Board of Directors.

    On April 29, 1998, E&Y informed the Audit Committee of the Board that it considered that, in connection with the audit of the Company's fiscal 1997 consolidated financial statements, the lack of appropriate resources in the accounting and controlling departments of the Company constituted a reportable condition.

    E&Y has furnished a letter addressed to the Securities and Exchange Commission concerning the information contained in this Form 8-K. The Company disagrees with such letter as it relates to the nature of the information reported by E&Y to the Company's Audit Committee of the Board at its April 29, 1998 meeting. A copy of that letter is filed as Exhibit 16.1 to this Form 8-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits.

    Exhibit 16.1    Letter from Ernst & Young LLP dated May 29, 1998

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused the Amendment to this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Menlo Park, State of California, on June 1, 1998.

                                          INFORMIX CORPORATION
                                          By: /s/ JEAN-YVES DEXMIER
                                             -----------------------------------
                                             Jean-Yves Dexmier,
                                             Executive Vice President and
                                             Chief Financial Officer

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                                 EXHIBIT INDEX

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  EXHIBIT                                                  DESCRIPTION
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      16.1   Letter from Ernst & Young LLP
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